Exhibit 99.1	Terra Industries Inc. 600 Fourth Street P.O. Box 6000 Sioux City, IA 51102-6000 Telephone: (712) 277-1340 Telefax: (712) 277-7383 www.terraindustries.com

NEWS

For immediate release	Contact: Joe Ewing
(712) 277-7305
Terra’s Senior Vice President and Chief Administrative Officer to retire
Sioux City, Iowa (July 28, 2006)—Terra Industries Inc. (NYSE symbol: TRA) announced today that W. Mark Rosenbury, Terra’s Senior Vice President and Chief Administrative Officer, will retire on August 4 to become president of Renewable Energy Plus, Inc., a start-up company headquartered in Des Moines, Iowa.
Rosenbury, 59, joined Terra as Vice President and Corporate Controller in 1987. He was appointed to his current position in 1999.
About Terra
Terra Industries Inc., with 2005 revenues of $1.9 billion, is a leading international producer of nitrogen products.
Forward-looking statements
This news release may contain forward-looking statements, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Terra Industries Inc.’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in Terra Industries Inc.’s most recent report on Form 10-K and Terra Industries Inc.’s other documents on file with the Securities and Exchange Commission. Terra Industries Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
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Note:     Terra Industries’ news announcements are also available on its web site, www.terraindustries.com.